CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 16, 2017, relating to the financial statements and financial highlights, which appear in the T. Rowe Price Equity Index 500 Fund, T. Rowe Price Extended Equity Market Index Fund, and T. Rowe Price Total Equity Market Index Fund (three of the funds comprising T. Rowe Price Index Trust, Inc.) Annual Reports on Form N-CSR for the year ended December 31, 2015. We also consent to the use in this Registration Statement of our report dated November 1, 2016, relating to the financial statements of T. Rowe Price Total Return Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 26, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 21, 2017, relating to the financial statements and financial highlights, which appear in the T. Rowe Price Mid-Cap Index Fund and T. Rowe Price Small-Cap Index Fund (two of the funds comprising T. Rowe Price Index Trust, Inc.) Annual Reports on Form N-CSR for the year ended December 31, 2015. We also consent to the use in this Registration Statement of our report dated November 1, 2016, relating to the financial statements of T. Rowe Price Total Return Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 26, 2017